                                                             Exhibit 23(h)(2)(b)

                                 AMENDMENT NO. 1
                           TO THE FUND ACCOUNTING AND
                  FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT
                                  BY AND AMONG
     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, LINCOLN NATIONAL VARIABLE
                    ANNUITY FUND A, EACH FUND IN THE LINCOLN
           VARIABLE INSURANCE PRODUCTS TRUST LISTED ON SCHEDULE A AND
                         DELAWARE SERVICE COMPANY, INC.

The Lincoln National Life Insurance Company ("Lincoln Life"); Lincoln National Variable Annuity Fund A ("Fund A"); each fund in the Lincoln Variable Insurance Products Trust listed on Schedule A (each, a "Fund" and collectively with Fund A, the "Funds"), and Delaware Service Company, Inc. ("DSC") have previously entered into a Fund Accounting and Financial Administration Oversight Agreement dated October 1, 2007 ("Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. All references to Mellon Bank, N.A. in the Agreement are replaced by references to The Bank of New York Mellon ("BNY Mellon").

2. Section 3. Length and Termination of Agreement is amended and restated in its entirety as follows:

     A. The term of this Agreement shall begin on the Effective Date and continue for an initial term of one (1) year (the "Initial Term"). Unless otherwise terminated in accordance with its terms, this Agreement will be extended for additional one (1) year terms (the "Renewal Term" or "Renewal Terms").

     B. This Agreement may be terminated for one or more of the following reasons, provided the terminating party provides the applicable written notice to the other party or parties of the reason for such termination:

          (i) Mutual Agreement: The parties may mutually agree in writing to terminate this Agreement at any time;

          (ii) Unilateral Termination: A party may terminate this Agreement at any time with no less than six (6) months' written notice to the other party or parties;

                                        1

          (iii) "For Cause": A party may terminate this Agreement "For Cause," as defined below, by providing the other party or parties with 60 days' advance written notice;

          (iv) Termination of Investment Manager: Upon the termination of the investment management agreement(s) between a Fund (on behalf of its Portfolio(s)) and its investment adviser, whether terminated by the investment adviser, the Fund, its board of directors/trustees or its shareholders, this Agreement shall automatically terminate; provided, however, that neither (a) a change in such Fund's investment adviser to another investment adviser that is under common ownership with such Fund's investment adviser or its successor, nor (b) entering into a new investment management agreement with any such investment adviser shall automatically terminate this Agreement. In the event of the automatic termination of this Agreement with respect to a Fund due to the termination of such Fund's investment management agreement, DSC agrees to negotiate in good faith with the applicable Fund in connection with DSC's provision of Services during the transition to a new fund accounting and financial administration oversight service provider. For purposes of this subparagraph B(iv) only, the term "investment adviser" does not include any subadvisers; and

          (v) Termination of BNY Mellon Fund Accounting Agreement: This Agreement shall automatically terminate in the event that the BNY Mellon Fund Accounting Agreement is terminated, provided that DSC agrees to negotiate in good faith with the Funds to enter into a new fund accounting and financial administration oversight agreement reflecting the appropriate scope of services to be provided by DSC given the scope of services to be provided by BNY Mellon's successor as fund accounting provider.

          For purposes of subparagraph (iii) above, "For Cause" shall mean:

          (a) a material breach of this Agreement that has not been remedied for 30 days following written notice by the non-breaching party or parties that identifies in reasonable detail the alleged failure of the other party or parties to perform, provided that if such default is capable of being cured, then the defaulting party or parties are entitled to such longer period as may reasonably be required to cure such default if the defaulting party or parties have commenced such cure and are diligently pursuing same, but such cure must be completed within 120 days in any event;

          (b) when a party commits any act or omission that constitutes negligence, willful misconduct, fraud or reckless disregard of its duties under this Agreement and that act or omission results in material adverse consequences to the other party or parties;

                                        2

          (c) a final, unappealable judicial, regulatory or administrative ruling or order in which the party or parties to be terminated have been found guilty of criminal or unethical behavior in the conduct of their business that directly relates to the subject matter of the Services; or

          (d) when a party shall make a general assignment for the benefit of its creditors or any proceeding shall be instituted by or against such party to adjudicate it as bankrupt or insolvent, or to seek to liquidate, wind up, or reorganize such party, or protect or relieve such party's debts under any law, or to seek the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for a substantial portion of its assets, which proceeding shall remain unstayed for sixty (60) days or such party has taken steps to authorize any of the above actions or has become unable to pay its debts as they mature.

     C. If this Agreement is terminated by any party (regardless of whether it is terminated pursuant to paragraph B. above or for any reason other than those specified in paragraph B. above), the Funds shall pay to DSC on or before the effective date of such termination any undisputed and unpaid fees, and shall reimburse DSC for any undisputed and unpaid out-of-pocket costs and expenses owed to DSC under this Agreement prior to its termination.

     D. If either (i) DSC terminates this Agreement with respect to a Fund at any time for any reason other than those specified in paragraph B. above, or (ii) a Fund terminates this Agreement with respect to such Fund at any time "For Cause" under subparagraph B(iii) of this Section, then DSC shall reimburse such Fund for any Costs and Expenses incurred by such Fund in connection with converting such Fund to a successor service provider with respect to the Services (which successor service provider may be Lincoln
     Life), including, without limitation, the delivery to such successor service provider, such Fund and/or other Fund service providers any of such Fund's property, records, data, instruments and documents.

     E. If this Agreement is terminated (i) by DSC and/or the Funds, as the case may be, at any time "upon mutual agreement" or "unilaterally" under subparagraphs B(i) and B(ii), respectively, (ii) by DSC at any time as a result of the "termination of investment manager" under subparagraph B(iv),
     (iii) by the Funds at any time for any reason other than those specified in paragraph B above, or (iv) by DSC at any time "For Cause" under subparagraph B(iii) of this Section, the Funds shall reimburse DSC promptly for any Costs and Expenses incurred by DSC in connection with effecting such termination and converting the Funds to a successor service provider with respect to the Services, including, without limitation, the delivery to such successor service provider, the Funds and/or other Fund service providers any of the Funds' property, records, data, instruments and documents.

                                       3

     F. For purposes of this Section 3, "Costs and Expenses" incurred by a party shall mean any actual, provable, reasonable, customary and direct costs and expenses actually incurred by such party. For purposes of this Section 3, Costs and Expenses shall not include any wind-down costs, including, without limitation, non-cancelable lease payments; severance payments due and payable to DSC or sub-contractors' personnel; unused equipment expense; and non-cancelable payments or termination charges regarding hosting and other subcontracting services that were not incurred at the written direction of the Funds and that cannot be transferred on redeployed by DSC. Such party must provide the other party with written evidence of such costs and expenses before the other party is obligated to pay them. Such party also has a duty to mitigate, and must exercise its duty to mitigate, such costs and expenses. Except as expressly set forth in Sections 3 and 9 and Schedule C, no party hereto shall be responsible for any costs and expenses or damages of any kind whatsoever resulting from, related to or otherwise in connection with the termination of this Agreement.

     G. In the event of the termination of this Agreement, DSC agrees to cooperate and act in good faith to facilitate an orderly transition to DSC's successor with respect to the Services provided herein. Without limiting the generality of the foregoing sentence, DSC agrees that, in the event that this Agreement is terminated by a party or the parties, DSC shall deliver the Funds' property, records, data, instruments and documents to the Funds, their successor service providers and/or their other service providers, as the case may be, in a non-proprietary, commercially available format.

     H. The termination of this Agreement with respect to any given Fund or Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Fund or Portfolio.

3. Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto, respectively.

4. Due to the reorganization of Fund A, which was effective July 17, 2009, The Lincoln National Life Insurance Company and Fund A shall no longer be parties to the Agreement.

5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                       4

This Amendment is executed effective as of December 29, 2009.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

THE LINCOLN NATIONAL LIFE  INSURANCE COMPANY    DELAWARE SERVICE COMPANY, INC.


By: /s/ William P. Flory, Jr.                  By: /s/ Stephen J. Busch
    ---------------------------------------        ----------------------------
Name: William P. Flory, Jr.                    Name: Stephen J. Busch
Title: 2nd VP                                  Title: SVP


LINCOLN VARIABLE INSURANCE
PRODUCTS TRUST, on behalf of the Funds
listed on Schedule A


By: /s/ Kevin J. Adamson
    ---------------------------------------
Name: Kevin J. Adamson
Title: 2nd VP

                                       5

                                   SCHEDULE A
                             TO THE FUND ACCOUNTING
            AND FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
  DELAWARE SERVICE COMPANY, INC. AND LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

                             DATED DECEMBER 29, 2009

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

         LVIP Baron Growth Opportunities Fund
         LVIP Capital Growth Fund
         LVIP Cohen & Steers Global Real Estate Fund
         LVIP Columbia Value Opportunities Fund
         LVIP Delaware Bond Fund
         VLIP Delaware Foundation(R) Aggressive Allocation FunD
         LVIP Delaware Foundation(R) Conservative Allocation Fund' LVIP Delaware Foundation(R) Moderate Allocation Fund
         LVIP Delaware Growth and Income Fund
         LVIP Delaware Social Awareness Fund
         LVIP Delaware Special Opportunities Fund
         LVIP Global Income Fund
         LVIP Janus Capital Appreciation Fund
         LVIP Marsico International Growth Fund
         LVIP MFS Value Fund
         LVIP Mid-Cap Value Fund
         LVIP Mondrian International Value Fund
         LVIP Money Market Fund
         LVIP SSgA Bond Index Fund
         LVIP SSgA Developed International 150 Fund
         LVIP SSgA Emerging Markets 100 Fund
         LVIP SSgA International Index Fund
         LVIP SSgA Large Cap 100 Fund
         LVIP SSgA S&P 500 Index Fund
         LVIP SSgA Small-Cap Index Fund
         LVIP SSgA Small-Mid Cap 200 Fund
         LVIP T. Rowe Price Growth Stock Fund
         LVIP T. Rowe Price Structured Mid-Cap Growth Fund
         LVIP Templeton Growth Fund
         LVIP Turner Mid-Cap Growth Fund
         LVIP Wells Fargo Intrinsic Value Fund
         LVIP Wilshire Aggressive Profile Fund
         LVIP Wilshire Conservative Profile Fund
         LVIP Wilshire Moderate Profile Fund
         LVIP Wilshire Moderately Aggressive Profile Fund

                                        6

         LVIP Wilshire 2010 Profile Fund
         LVIP Wilshire 2020 Profile Fund
         LVIP Wilshire 2030 Profile Fund
         LVIP Wilshire 2040 Profile Fund

                                        7

                                   SCHEDULE B
                      TO THE FUND ACCOUNTING AND FINANCIAL
                   ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
               DELAWARE SERVICE COMPANY, INC. AND LINCOLN VARIABLE
                            INSURANCE PRODUCTS TRUST

                             DATED DECEMBER 29, 2009

     DSC shall perform for each Fund and each of its Portfolios the following fund accounting and financial administration oversight and related services. Unless otherwise noted, capitalized terms used herein shall have the same meanings assigned to them in the Agreement.

A.   VALUATIONS

1.   Conduct trend analysis review on daily NAVs.

2. Provide oversight of the Funds' pricing process, including the review of stale pricing reports.

3. Facilitate resolution of NAV errors, and ensure that corrective a action is implemented, if necessary; review processes with BNY Mellon to verify that appropriate controls are in place.

B.   RECONCILIATION AND CASH MANAGEMENT

1. Review cash and asset reconciliation reports prepared by BNY Mellon to ascertain that BNY Mellon is completing such reconciliation as agreed upon in the service level documents between BNY Mellon and the Funds (each a "Service Level Document") and to mitigate potential NAV impacts resulting from cash, position or share discrepancies.

2. Monitor the daily delivery of investable cash information to the investment manager's investment team and respond to questions and ensure timely resolution of issues. Act as liaison between the investment manager's investment team and BNY Mellon.

C.   PERFORMANCE OF SERVICES BY BNY MELLON

1. Provide assistance to management of the Funds as it establishes certain service level requirements as detailed in the Service Level Documents with respect to BNY Mellon's performance of its duties pursuant to the BNY Mellon Fund Accounting Agreement with the Funds.

2. Monitor certain service level requirements as detailed in the Service Level Documents with respect to BNY Mellon's performance of its duties pursuant to the BNY Mellon Fund Accounting Agreement with the Funds and provide feedback to the Funds.

                                       8

3. Evaluate BNY Mellon's performance against the mutually agreed upon requirements as detailed in the applicable Service Level Document and recommend adjustments as necessary.

4. Conduct periodic due diligence review of BNY Mellon's processes as detailed in the applicable Service Level Document.

5. Review the adequacy of corrective action plans that are developed and implemented by BNY Mellon as a result of a service requirement default as detailed in the applicable Service Level Documents.

D.   RELATIONSHIP MANAGEMENT

1. Participate in meetings with BNY Mellon and Fund management to discuss trends, technology and strategic direction, and report pertinent information to the officers of the Funds.

2. Represent interests of each Fund at meetings with BNY Mellon and Fund management to discuss services provided, system functionality and policy/procedural documentation.

3. Participate in and, if requested, attend in person, meetings with the Board or committees of the Funds.

4. Make DSC personnel available from time to time to assist officers of the Funds with inquiries from internal and independent auditors and compliance issues.

E.   BUSINESS CONTINUITY

1. Provide disaster recovery plan documentation with respect to systems and processes relating to fund accounting and financial administration oversight. Notify officers of the Funds when tests of the disaster recover plans occur and provide officers of the Funds with the results of such tests.

2. Review the adequacy of disaster recovery plans with respect to systems and processes of third party vendors selected by DSC and relating to fund accounting and financial administration oversight.

F.   OTHER

1. Maintain effective working relationships with, and provide data to, third parties at the direction of a Fund officer.

2. Provide any services addressed in the Shared Services Agreement between DSC and BNY Mellon that are necessary for the operation of the Funds.

3. Provide the Funds, on a quarterly basis, documentation of actions taken by DSC or certifications that processes and procedures have been followed throughout the quarter. The specific content of the reports and certifications will be determined by mutual agreement of the parties.

4. Allow officers of the Funds on-site to observe DSC's processes and procedures at a mutually agreed upon frequency and with sufficient advance notice.

                                       9